Renaissance 2003-1
Term
Wachovia Securities
Class A-IO

Balance	29,166,000	Delay	24	WAC	8.603
Coupon	3	Dated	3/1/2003	NET	8.283101
Settle	3/27/2003	First Payment	4/25/2003	WAM	322

To Call				Prepayments
Yield	50 CPR	55 CPR	57 CPR	59 CPR	60 CPR	61 CPR	62 CPR
4.00%	4.3674	4.3674	4.3674	4.3674	4.3674	4.3674	4.3115	Price
	1,273,805.88	1,273,805.88	1,273,805.88	1,273,805.88	1,273,805.88	1,273,805.88	1,257,481.02	Mkt Value
	1,336,998.88	1,336,998.88	1,336,998.88	1,336,998.88	1,336,998.88	1,336,998.88	1,320,674.02	Mkt Value (w/Accrd)

WAL	1.58	1.58	1.58	1.58	1.58	1.58	1.56
WAL for Int Pmts	1.00	1.00	1.00	1.00	1.00	1.00	0.98
Mod Durn	0.96	0.96	0.96	0.96	0.96	0.96	0.94
Mod Convexity	0.02	0.02	0.02	0.02	0.02	0.02	0.02
Payment Window	Apr03 - Sep05	Apr03 - Sep05	Apr03 - Sep05	Apr03 - Sep05	Apr03 - Sep05	Apr03 - Sep05	Apr03 - Aug05

Break CPR	62

Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries, including Wachovia Securities, Inc. ("WSI"), member NYSE, NASD, SIPC.  This report(s) is for your information only and is not an offer to sell, or a solicitation of an offer to buy, the securities or instruments named or described in the report.  Interested parties are advised to contact the entity with which they deal, or the entity that provided this report to them, if they desire further information.  The information in this report has been obtained or derived from sources believed by (Wachovia Securities, Inc. or WSI) to be reliable, but WSI does not represent that this information is accurate or complete.  Any opinions or estimates contained in this report represent the judgment of WSI at this time, and are subject to change without notice.  WSI or its affiliates may from time to time provide advice with respect to, acquire, hold, or sell a position on the securities mentioned herein.